SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934
                     (Amendment No.___)

Filed by the Registrant   X
                         ---

Filed by a Party other than the Registrant ___

Check the appropriate box:

___  Preliminary Proxy Statement

 X   Definitive Proxy Statement
___

___  Definitive Additional Materials

___  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                  MOSINEE PAPER CORPORATION
      (Name of Registrant as Specified In Its Charter)

                       NOT APPLICABLE
         (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

 X   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
___  14a-6(j)(2).

___  $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).

___  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11[1]:

     (4)  Proposed maximum aggregate value of transaction:

     [1] Set forth the amount on which the filing fee is calculated and state how it was determined.

___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: ___________________________

     (2)  Form, Schedule or Registration Statement No:
          ___________

     (3)  Filing Party: ___________________________

     (4)  Date Filed: _____________________________

          NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       _______________

To Our Shareholders:

     The annual meeting of shareholders of Mosinee Paper Corporation will be held at the Westwood Conference Room, Westwood Center, Wausau Insurance Companies, 1800 West Bridge Street, Wausau, Wisconsin on Thursday, April 20, 1995, at 11:00 a.m., local time, for the following purposes:

     1. To elect two Class III directors for terms which will expire at the annual meeting of shareholders to be held in 1998;

     2.  To consider and approve the adoption of the Company's
         1994 Executive Stock Option Plan;

     3. To consider and adopt a resolution which will amend the Company's restated articles of incorporation to increase the number of authorized shares of common stock from 15,000,000 shares to 30,000,000 shares;

     4. To consider and adopt a resolution which will amend the Company's restated articles of incorporation to change the Company's common stock from shares of $2.50 par value common stock to shares of common stock without par value;

     5.  To approve the appointment of Wipfli Ullrich Bertelson
         CPAs as independent auditors for the year ending
         December 31, 1995; and

     6. To transact such other business as may properly come before the meeting.

     PLEASE PROMPTLY VOTE, SIGN, DATE AND RETURN THE ENCLOSED
     PROXY IN THE ENCLOSED ENVELOPE.

     DATED:  March 17, 1995.

                              MOSINEE PAPER CORPORATION


                              Gary P. Peterson
                              Secretary

                  ____________________________

A RETURN ENVELOPE REQUIRING NO POSTAGE IF MAILED IN THE UNITED
STATES IS ENCLOSED FOR YOUR CONVENIENCE IN SUBMITTING YOUR PROXY.

MOSINEE PAPER CORPORATION                         MARCH 17, 1995
1244 KRONENWETTER DRIVE
MOSINEE, WISCONSIN  54455


                          PROXY STATEMENT
                                FOR
                  ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD APRIL 20, 1995



                      SOLICITATION OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of Mosinee Paper Corporation (the "Company") for use at the annual meeting of shareholders to be held on April 20, 1995, and at any adjournment thereof (the "Annual Meeting") for the purposes set forth in the foregoing notice.

     Officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person in addition to solicitation by mail. None of these persons will receive additional compensation. Expenses incurred in connection with the solicitation of proxies, including the reasonable expenses of brokers, fiduciaries and other nominees in forwarding proxy material, will be borne by the Company.


                         VOTING OF PROXIES

     Each holder of the Company's common stock is entitled to one vote in person or by proxy for each share held of record on all matters to be voted upon at the Annual Meeting. Only shareholders of record on March 1, 1995 are entitled to notice of and to vote at the Annual Meeting.

       With respect to the election of directors, shareholders may vote in favor of the nominees specified on the accompanying proxy card or may withhold their vote. Votes that are withheld will be excluded entirely from the voting for directors and will have no effect. The nominees receiving the largest number of votes will be elected as directors of the Company.

     On all matters other than the election of directors, shareholders may vote in favor of a proposal, against a proposal or abstain from voting. Abstentions on any matter presented to the Annual Meeting will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present, but, except with respect to the proposed amendments to the Company's restated articles of incorporation, such abstentions shall be treated as unvoted for purposes of determining whether the matter has been approved by the shareholders. If the votes cast in favor of a proposal (other than the election of directors or amendments to the restated articles of incorporation) exceed the votes cast against the proposal, the matter will be approved by the shareholders. See "Amendment of Restated Articles of Incorporation-Vote Required For Approval of Amendments" regarding voting requirements for approval of the amendments.

     Brokers who hold shares of the Company's common stock in street name for customers may have discretionary authority to vote on certain matters when they have not received instructions from beneficial owners, but may not have authority to vote the shares on other matters. As to matters for which the broker cannot vote shares held in street name, the shares will be recorded as a "broker non-vote." Shares reported as broker non-votes will not be considered present and entitled to vote with respect to the matter and will not be counted for purposes of determining whether a quorum is present.

     A shareholder who executes the enclosed proxy may revoke it at any time before it is voted by giving written notice to the Secretary of the Company or oral notice to the presiding officer at the Annual Meeting.

     The persons named in the accompanying proxy card, as members of the Proxy Committee of the Board of Directors, will vote the shares subject to each proxy. The proxy in the accompanying form will be voted as specified by each shareholder, but if no specification is made, each proxy will be voted:

     (1) TO ELECT Messrs. San W. Orr, Jr. and Harry R. Baker to terms of office as Class III directors which will expire at the annual meeting of shareholders to be held in 1998 (see "Election of Directors");

     (2)    TO APPROVE the adoption of the Company's 1994
            Executive Stock Option Plan (see "1994 Executive
            Stock Option Plan");

     (3) TO ADOPT a resolution which will amend the Company's restated articles of incorporation to increase the number of authorized shares of common stock from 15,000,000 shares to 30,000,000 shares (see
            "Amendment of Restated Articles of Incorporation");

     (4) TO ADOPT a resolution which will amend the Company's restated articles of incorporation to change the Company's shares of $2.50 par value common stock to shares of common stock without par value (see "Amendment of Restated Articles of Incorporation");

     (5)    TO APPROVE the appointment of Wipfli Ullrich
            Bertelson CPAs as the Company's independent auditors for the Year ending December 31, 1995 (see "Approval of Independent Auditors"); and

     (6) IN THE BEST JUDGMENT of those named as proxies on the enclosed form of proxy on any other matters to properly come before the Annual Meeting (see summary of Company bylaw requirements under "Shareholder Proposals"), the approval of minutes and matters incident to the conduct of the Annual Meeting or adjournment thereof.

                       ELECTION OF DIRECTORS

     The Company's restated articles of incorporation, as amended, provide that the number of directors shall be determined by the Board of Directors pursuant to the bylaws, but that there shall be not less than three nor more than ten directors, divided into three classes to be as nearly equal in size as possible. Except in cases of the appointment of a director by the Board to fill a vacancy resulting from the creation of a new directorship, one class of directors is to be elected each year to serve a three-year term. The Board has fixed the number of directors at six, consisting of two Class I, Class II and Class III directors, respectively.

     Stanley F. Staples, Jr. has reached mandatory retirement age under the policy adopted by the Board of Directors and will not be a candidate for reelection at the Annual Meeting. Mr. Staples has been a member of the Board of Directors since 1968. The Board has nominated Harry R. Baker to replace Mr. Staples. At the Annual Meeting, San W. Orr, Jr. will be a candidate for reelection to the Board of Directors. Each of the nominees has consented to serve if elected, but in case one or both of the nominees is not a candidate at the Annual Meeting it is the intention of the Proxy Committee to vote for such substitute or substitutes as may be designated by the Board.



     The following information is furnished with respect to the nominees and all other directors:

                                     CLASS
        NAME, AGE,                  AND YEAR
   PRINCIPAL OCCUPATION             IN WHICH        YEAR FIRST
   OR EMPLOYMENT AND                TERM WILL       BECAME A
    OTHER AFFILIATIONS               EXPIRE         DIRECTOR
- ------------------------------------------------------------------
NOMINEES FOR A THREE-YEAR TERM



San W. Orr, Jr., 53,                Class III          1972
  Chairman of the Board of            1998
  the Company; Attorney, Estates
  of A. P. Woodson & Family; also
  Chairman of the Board and CEO of
  Wausau Paper Mills Company and a
  director of Marshall & Ilsley
  Corporation and MDU Resources
  Group, Inc.



Harry R. Baker, 61                  Class III            -
  President and Chief Executive       1998
  Officer, Marathon Electric Mfg.
  Corp.; formerly, Group Vice
  President, Emerson Electric
  Company; also a director
  of Wausau Paper Mills Company

CONTINUING DIRECTORS

Richard L. Radt, 63,                Class I            1988
  Vice Chairman of the Board          1996
  of the Company; previously,
  President and Chief Executive
  Officer of the Company

Walter Alexander, 60,               Class I            1987
  President of Alexander              1996
  Lumber Co.; also a director
  of Old Second Bancorp, Inc.

Richard G. Jacobus, 65,             Class II           1985
  President and Chief Executive       1997
  Officer, Johnson International,
  Inc.

Daniel R. Olvey, 46,                Class II           1993
  President and Chief Executive       1997
  Officer of the Company since
  August, 1993; Mr. Olvey has served
  in several executive capacities of
  increasing responsibility with the
  Company since 1991; previously,
  Vice President, Secretary and
  Treasurer of Wausau Paper Mills
  Company (1985-1991)

         COMMITTEES AND COMPENSATION OF BOARD OF DIRECTORS

COMMITTEES AND MEETINGS

     The Board of Directors annually establishes Audit,
Nominating and Executive Compensation & Bonus Committees.

     During 1994, Messrs. Staples, Jacobus and Alexander served as members of the Audit Committee. The Audit Committee held two meetings during 1994 to review the audit of the previous fiscal year, the scope of the current year's audit engagement, the range of audit fees and the nature of consulting fees.

     The Nominating Committee consists of Messrs. Orr, Staples and Alexander. The Nominating Committee met once in 1994 to consider and recommend to the Board of Directors nominees for election as directors. Inquiries concerning nominations with pertinent background information should be directed to the Chairman of the Nominating Committee in care of the Company. Pursuant to the Company's bylaws, shareholders entitled to vote at the annual meeting of shareholders to be held in 1996 may make nominations from the floor only if proper notice of the proposed nomination has been provided to the Secretary of the Company not earlier than January 21, 1996 and not later than February 20, 1996. The precise requirements, including the information required to be provided in the notice and the procedures for notice in the event the date of the annual meeting is changed, are set forth in the Company's bylaws which may be obtained from the Secretary of the Company.

     Messrs. Orr, Jacobus and Staples served as members of the Executive Compensation & Bonus Committee during 1994. The Committee met four times during 1994 to review and establish executive compensation. The Committee is responsible for the establishment and implementation of executive bonus programs, including the granting of stock options under the 1985 stock option plan. See subcaption "Committees' Report on Executive Compensation Policies," page 13.

     During 1994, the Board of Directors met seven times, including its annual organizational meeting. All of the directors of the Company attended at least 75% of the aggregate number of meetings of the Board and meetings of committees of the Board on which they served.

DIRECTOR COMPENSATION

     Directors received a base annual fee of $12,000 and $1,000 for each meeting of the Board attended in 1994. No additional compensation is paid to directors for service on committees. Directors are reimbursed for normal and customary travel expenses relating to meetings of the Board of Directors and Company business.

     Under the Company's Deferred Compensation Plan for
Directors, directors may elect each year to defer fees otherwise payable in cash during the year. Amounts deferred become payable in a lump sum after the director's termination of service as a director or, if the director elects with the approval of the Company, in quarterly installments over a period not in excess of 10 years.

Payments are made in a lump sum in the event a director's service terminates as the result of a change of control of the Company, as defined by the plan. During the period of deferral, a director may elect that the deferred fees be credited with interest at the prime rate in effect as of each calendar quarter at The Chase Manhattan Bank of New York or that the deferred fees be converted into stock equivalent units. If stock equivalent units are elected, the director's account under the plan is credited with
(1) common stock equivalent units which are determined by dividing the amount deferred by the fair market value of the Company's common stock on the date of deferral and (2) common stock equivalent units representing the fair market value of additional common stock equal in amount to the cash dividends which would have been paid on previously accumulated stock equivalent units had they been actual shares of common stock. Upon distribution, stock units are converted to cash based upon the fair market value of the Company's common stock at the time of distribution. During 1994, all directors other than Mr. Radt deferred the directors' fees otherwise payable to them.

     The Company maintains a supplemental retirement benefit plan under which Mr. Orr is entitled to receive a monthly retirement benefit in an amount equal to 50% of his highest five-year average monthly compensation beginning on the last to occur of his termination of employment or attainment of age 60. Upon Mr.
Orr's death, his surviving spouse will be entitled to receive 50% of the monthly benefit otherwise payable to Mr. Orr. The plan is unfunded and provides for the accelerated payment of the present value of benefits in a lump sum in the event of a change of control of the Company, as defined in the plan.


               BENEFICIAL OWNERSHIP OF COMMON STOCK



     As of the close of business on March 1, 1995, the record date, the Company had 7,220,443 shares of common stock outstanding (including 72,000 shares subject to options exercisable within 60 days).



     The following table sets forth, based on statements filed with the Securities and Exchange Commission, the amount of common stock of the Company which is known by the Company to be beneficially owned as of December 31, 1994 by each person then known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's common stock.

                                  Common Stock            Percent
Name and Address               Beneficially Owned        of Class
- -----------------------------------------------------------------
Wilmington Trust Company           723,828(1)             10.02%
Rodney Square North
1100 N. Market Street
Wilmington, DE  19890-0001

David L. Babson & Co., Inc.        532,600                 7.45%
One Memorial Drive
Cambridge, MA  02142-1300

     (1) Includes 721,131 shares, representing 9.99% of the Company's common stock, which are held in several trusts for the benefit of the descendants of A.P. Woodson and family.

     The following table sets forth, based on statements filed with the Securities and Exchange Commission or otherwise made to the Company, the amount of common stock of the Company which is beneficially owned as of the record date by each of the directors, each nominee for election as a director at the Annual Meeting and each of the executive officers of the Company named in the summary compensation table on page 9 and all directors and executive officers as a group.


                                 Shares of
                               Common Stock
     Name                   Beneficially Owned    Percent of Class
- ------------------------------------------------------------------
Walter Alexander                   5,000                  *
Richard G. Jacobus                 5,000                  *
San W. Orr, Jr.                  140,620dagger(1)       1.95%


   Richard L. Radt                 3,100dagger            *


Stanley F. Staples, Jr.          153,407(2)             2.12%


   Harry R. Baker                  1,000                  *


Daniel R. Olvey                   43,000(3)               *
Gary P. Peterson                  15,200(4)               *
Stuart R. Carlson                 15,150dagger(4)         *



   All directors and
executive officers
as a group (8 persons)           380,377dagger(1)(2)(5) 5.27%


    *  Less than 1%
    dagger  Includes shares held by spouse and/or children.

    (1) Includes 111,028 shares which are held in several trusts for the benefit of the descendants of A.P. Woodson and family of which Mr. Orr is a co-trustee with shared voting and investment power.
    (2) Includes 15,712 shares held by a trust of which Mr. Staples is a co-trustee with shared voting and investment power and 132,946 shares held by two charitable foundations both of which Mr. Staples serves as an office and a director. Mr. Staples is not a candidate for re-election as a director.
    (3) Includes 42,000 shares subject to options exercisable within 60 days.
    (4) Includes 15,000 shares subject to options exercisable within 60 days.
    (5) Includes 72,000 shares subject to options described in footnotes (3) and (4).

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers and persons who own more than 10% of the Company's common stock ("reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the Nasdaq National
Market System. Reporting persons are also required by SEC regulations to furnish the Company with copies of all section 16(a) forms filed by them with the SEC.

     Based solely on its review of the copies of the section
16(a) forms received by it or upon written representations from certain of these reporting persons in lieu of such forms as to compliance with the section 16(a) regulations, the Company is of the opinion that during the 1994 fiscal year, all filing requirements applicable under section 16 to the reporting persons were satisfied.


                  EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

     The table below sets forth compensation awarded, earned or paid by the Company and its subsidiaries for services in all capacities during each of the three years ended December 31, 1994, 1993 and 1992, to each person who served as the Company's Chief Executive Officer ("CEO") during the 1994 fiscal year and each executive officer of the Company, other than the CEO, as of December 31, 1994, whose total annual salary and bonus compensation for the most recent fiscal year exceeded $100,000.

                                  Summary Compensation Table
                                                               Long-Term
                                 Annual Compensation           Compensa-
                                                               tion Awards
- ----------------------------------------------------------------------------------------
                                                      Other    Securities
Name and                                              Annual   Underlying    All Other
Principal                                             Compen-  Options/      Compen-
Position                   Year   Salary(1)   Bonus   sation   SARs(#)       sation(2)
- ----------------------------------------------------------------------------------------
Richard L. Radt;           1994   $157,200   $  0       $0        0         $30,800(3)
Vice Chairman              1993   $222,304   $51,101    $0        0         $24,052(3)
                           1992   $282,619   $  0       $0        0         $16,822(3)

Daniel R. Olvey;           1994   $229,689   $52,574    $0      12,500(4)    $30,800(3)
President and              1993   $177,185   $79,678    $0      37,500(4)    $16,052(3)
CEO                        1992   $139,012   $30,908    $0      25,000(5)    $ 2,206

Gary P. Peterson;          1994   $142,730   $55,152    $0        0         $10,800
Senior Vice                1993   $128,041   $69,012    $0      15,000(4)    $11,863
President, Finance,        1992   $117,684   $50,017    $0        0         $ 2,185
Secretary and
Treasurer

Stuart R. Carlson;         1994   $139,975   $49,571    $0        0         $10,800
Senior Vice                1993   $118,407   $64,174    $0      15,000(4)    $10,093
President,                 1992   $107,182   $19,807    $0        0         $ 2,210
Administration

    (1)  Includes compensation deferred by participants under the Mosinee Thrift Plan.
         See note (2).
    (2)  Includes Company contributions under the Mosinee Thrift Plan, a 401(k) plan under which matching contributions are made by the Company according to a fixed formula and, in part, based on the Company's profits in excess of certain stated minimum amounts.  Thrift Plan contributions made by the Company vest over a seven-year period.  Contributions made in 1994, 1993 and 1992, on behalf of the individuals named in the summary compensation table were as follows:

         Name              1994        1993       1992*
         ----              ----        ----       -----
         Mr. Radt        $10,800     $12,052     $3,899
         Mr. Olvey       $10,800     $12,052     $3,083
         Mr. Peterson    $10,800     $11,863     $2,388
         Mr. Carlson     $10,800     $10,093     $2,304

         *Amounts indicated have been revised to reflect post-1992 year-end adjustments.
         Previously reported amounts were, respectively, $3,822, $2,206, $2,185 and
         $2,210.


    (3)  Includes directors' fees, some of which were deferred under the Deferred
         Compensation Plan for Directors described under the caption "Committees and
         Compensation of the Board of Directors," in the following amounts:  Mr. Radt:
         1994, $20,000; 1993, $12,000; 1992, $13,000; Mr. Olvey: 1994, $20,000; 1993,
         $4,000.




    (4)  Stock options; options with respect to 8,000 shares granted to Mr. Olvey in
         1994 are subject to shareholder approval of 1994 plan (see "1994 Executive Stock
         Option Plan").


    (5)  Stock appreciation rights

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     The Company maintains stock option plans and a stock appreciation rights plan. The following table presents certain information with respect to grants of stock options during fiscal 1994 to executive officers named in the summary compensation table. No stock appreciation rights were granted in 1994 to executive officers.

                       Option/SAR Grants in Last Fiscal Year
                                                                  Alternative
                              Individual Grants                   Grant Date
                                                                  Value
- ------------------------------------------------------------------------------------

            Number of      % of Total
            Securities     Options/SARs
            Underlying     Granted to     Exercise or             Grant Date
            Options/SARs   Employees in   Base Price   Expiration Present
Name        Granted (#)    Fiscal Year    ($/Sh)(1)    Date       Value$(2)
- ------------------------------------------------------------------------------------
Mr. Olvey     4,500*           36%         $35.00      09/15/14   $53,100
              8,000*           64%         $35.00      10/20/14   $73,680


         *Options; options with respect to 8,000 shares are subject to shareholder approval of 1994 plan (see "1994 Executive Stock Option Plan").



    (1) Exercise prices were above the underlying common stock's fair market value (closing price) of $32.125 and $28.25 on the respective grant dates of September 15 and October 20, 1994.
    (2) Determined pursuant to Black-Scholes option pricing model. The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated into the Black-Scholes model in estimating the value of the options reflected in the above table include: (a) exercise prices on the options granted were greater than the values ($32.125 and $28.25, respectively) of the underlying stock on the September 15 and October 20, 1994 dates of grant, (b) an option term of 20 years, (c) interest rates of 7.46% and 7.74%, respectively, that represent the interest rates on long-term U.S. Treasury securities as of each date, (d) volatility of 37.7% and 37.1%, respectively, calculated using daily stock prices for the one-year period prior to the respective grant dates, (e) dividends at the rate of $.36 per share representing the annualized dividends paid with respect to a share of common stock at the date of grant, and (f) reductions of approximately 5% to reflect the probability of forfeiture due to termination prior to vesting and approximately 40% to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's common stock over the exercise price on the date the option is exercised. There is no assurance that the market price of the common stock will increase as assumed for purposes of this pricing model and no projections as to the actual future value of the Company's common stock are intended or made. See subcaption "Stock Based Compensation" on page 15.

     The following table sets forth information regarding the exercise of stock options or stock appreciation rights ("SARs") in fiscal 1994 by each of the executive officers named in the summary compensation table and the December 31, 1994 value of unexercised stock options or SARs held by such officers.

    Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
- ------------------------------------------------------------------------------------------
                                    Number of Shares
                                    Underlying                Value of Unexercised In-the-
             Shares                 Unexercised Options/SARs  Money Options/SARs at FY-
             Acquired on  Value     at FY-End(#)              End($)(2)
             Exercise     Realized
Name         (#)(1)       ($)(1)    Exercisable/Unexercisable Exercisable/Unexercisable
- ------------------------------------------------------------------------------------------

Mr. Radt       N/A         N/A      137,000dagger    0        $2,321,684dagger  N/A

Mr. Olvey      N/A         N/A       12,500*      4,500*(3)   $    0(4)       $ 0(4)*
                                     12,500*      8,000*(5)   $    0(4)       $ 0(4)*
                                     12,500*                  $    0(4)
                                     25,000dagger             $   34,204dagger
                                     10,000dagger             $   11,043dagger
                                     15,000dagger             $  111,500dagger

Mr. Peterson   N/A         N/A        5,000*         0        $    0(4)         N/A
                                      5,000*                  $    0(4)
                                      5,000*                  $    0(4)
                                     15,000dagger             $   15,414dagger

Mr. Carlson    N/A         N/A        5,000*         0        $    0(4)       $ N/A
                                      5,000*                  $    0(4)
                                      5,000*                  $    0(4)
                                     15,000dagger             $   17,782dagger

    *       Options.
    dagger  SARs exercisable only for cash.
    (1)  Not applicable; no options or SARs were exercised in 1994.
    (2) Includes the value of hypothetical shares credited to grantee under provisions of SARs which assume cash dividends are paid on underlying shares and invested in Company common stock; based on $25.50 value at December
         31, 1994.
    (3)  Options which became exercisable on March 15, 1995.
    (4) Exercise price exceeded fair market value of stock at December 31, 1994.
    (5)  Options subject to shareholder approval of 1994 plan
         (see "1994 Executive Stock Option Plan").

PENSION PLAN BENEFITS

     MOSINEE RETIREMENT PLAN
     -----------------------

     The following table reflects illustrative estimated single life normal retirement benefits payable at age 65 by the Retirement Plan on an annual basis to participants in selected remuneration and years of service classifications. In estimating the annual benefit, it is assumed that covered compensation for years after 1994 will continue at the same rate as 1994. The benefit amounts listed in the table are based on five-year average cash compensation paid to a participant and are not subject to any deduction for Social Security benefits or other offset amounts. Benefits are limited by Internal Revenue Service rules which specify the maximum compensation which can be used to determine benefits. At December 31, 1994, the credited years of service and the approximate average remuneration covered by the Retirement Plan for the persons named in the summary compensation table were:
Messrs. Radt, 7 years, $235,840; Olvey, 5 years, $177,000; Peterson, 3 years, $171,000; and Carlson, 4 years, $138,000.

     Final Average                   Years of Service
     Earnings             15          20          25          30*


     -------------------------------------------------------------
     $125,000..........$18,450     $24,600     $30,750     $36,900
     $150,000..........$22,200     $29,600     $37,000     $44,400
     $175,000..........$25,950     $34,600     $43,250     $51,900
     $200,000..........$29,700     $39,600     $49,500     $59,400
     $225,000..........$33,450     $44,600     $55,700     $66,900
     $250,000..........$37,200     $49,600     $62,000     $74,400
     $275,000..........$40,950     $54,600     $68,250     $81,900
     $300,000..........$44,700     $59,600     $74,500     $89,400

     *Maximum number of years credited for benefit accrual purposes.

     SUPPLEMENTAL RETIREMENT PLANS
     -----------------------------



     The Company maintains a supplemental retirement plan for certain executive officers (defined as the President and Vice Presidents) and certain officers of the Company's subsidiaries and divisions. The plan provides that each covered executive officer who attains age 55 and completes 10 years of service as an executive officer of the Company is entitled to receive 50% of his highest five-year average salary and bonus reduced by any benefits under the Retirement Plan. Benefits are reduced 5% per year for retirement prior to age 62. The plan also provides for benefits to the surviving spouse of an executive officer in an amount equal to 50% of the benefit which would have been payable to the executive officer and for certain reduced surviving spouse benefits if the executive officer dies or becomes disabled prior to attaining age 55 and completing 10 years of service. Accrued benefits will be paid in a lump sum in the event of a change of control of the Company, as defined in the plan. Based on average compensation as of December 31, 1994, the following annual benefits would be payable from the plan upon retirement at age 62:
Messrs. Olvey, $74,052; Peterson, $52,284; and Carlson, $55,236. As of December 31, 1994, no current executive officer of the Company had acquired a vested right to a retirement benefit.



     The Company maintains a Supplemental Retirement Benefit Agreement under which Mr. Radt is entitled to receive a lump sum supplemental retirement benefit plus interest credited at a rate, adjusted quarterly, equal to the prime rate as published in The Wall Street Journal. As of December 31, 1994, the accrued value of this benefit, including interest, was $158,852. The supplemental benefit is payable on Mr. Radt's termination of employment and will continue to be credited with interest until the date of payment. In the event of Mr. Radt's death prior to payment of the supplemental benefit, the supplemental benefit will be paid to Mr. Radt's beneficiary.

COMMITTEES' REPORT ON EXECUTIVE COMPENSATION POLICIES

     Compensation policies are established by the Executive Compensation & Bonus Committee of the Board of Directors (the "Compensation Committee") which establishes and reviews base salaries of executive officers other than the Chairman of the Board and is also responsible for the establishment and implementation of executive bonus and incentive programs. The salary of Mr. Orr, the Chairman of the Board of the Company, is approved by the Board of Directors as a whole.

     The Company's compensation program for executive officers may include various grants under the Company's stock option and stock appreciation rights ("SAR") plans. The Company's SAR plan is administered by a separate committee appointed by the Board of Directors. The 1985 stock option plan is administered by the Compensation Committee. The 1994 stock option plan (proposed for adoption by the shareholders, see "1994 Executive Stock Option Plan") is administered by a separate committee appointed by the Board of Directors. The SAR plan committee generally considers recommendations of the Compensation Committee with respect to grants, but each committee has full discretion and control over whether a grant will be made and the amount and terms of any such grant. Insofar as this report includes a description of the compensation policies relating to the SAR plan, this report is a joint report of the Compensation Committee, the SAR plan committee and the 1994 stock option plan committee.

     This report describes the policies of the committees and the Company as in effect in 1994. As circumstances change and one or more of the committees deem it appropriate, policies in effect from time to time for years after 1994 may change.

     GENERAL
     -------

     The Company's executive compensation policies are designed to attract and retain individuals who have experience in the paper industry or who otherwise have particular training or skills which will satisfy particular requirements of the Company. These policies are also intended to reward job performance which the Compensation Committee believes to be at or above the level expected of the Company's executive officers. The total compensation paid to executive officers and the retirement and other fringe benefits provided by the Company are designed to offer a level of compensation which is competitive with other paper companies or, in some cases, the operating units of larger paper companies which are comparable to the Company. Some, but not all, of the comparable companies used for purposes of compensation comparisons are included in the forty companies which comprise the Media General MG Industry Group 381 index of paper company stock performance under the heading "Stock Price Performance Graph." In making compensation comparisons, the Committee uses only those companies whose operations are similar to the Company or, in some cases, have operating units similar to the Company. Given the disparity in size between companies which operate in the paper industry and the difficulty in determining the precise duties of executive officers of other companies, it is difficult to draw exact comparisons with the compensation policies of other companies and the determination of appropriate compensation levels by the Compensation Committee is, therefore, subjective.

     The Company's overall compensation policy is designed so that a significant portion of each executive officer's compensation package is directly tied to the performance of the Company through a combination of annual incentive bonuses which are based on the Company's financial performance during each fiscal year and stock based incentive programs which reflect the performance of the Company's common stock. The value of the stock based incentive awards to executive officers increases or decreases in value as the price of the Company's common stock increases or decreases in the Nasdaq National Market System.



     The Company may not deduct compensation paid to the CEO and each of the four most highly paid executive officers named in the summary compensation table who are officers on the last day of the year to the extent the compensation paid to the individual officer exceeds $1 million annually. This limitation is subject to certain exceptions for compensation paid pursuant to performance based plans and amounts received through the exercise of stock options and SARs provided certain requirements are met. Amounts receivable by Company officers under stock options or SARs granted before February 18, 1993 are not subject to this limit. The Company does not expect any compensation paid in 1995 will exceed the deductible limit. The Committee is reviewing this limit and is determining what changes, if any, will be made in the Company's compensation policies.



     BASE SALARIES AND BENEFITS
     --------------------------

     The Compensation Committee considers a general survey of paper industry compensation prepared by an independent compensation and benefit consultant to assist it in determining an appropriate and comparable level of base salary and benefits for executive officers. Annual increases in base salary are determined by the overall objective of maintaining competitive salary levels, more general factors such as the rate of inflation and individual job performance. Individual job performance, including satisfaction of individual performance objectives and goals and the accomplishment of specified programs in appropriate cases, is the most important factor considered by the Compensation Committee in determining appropriate increases in base salary.

     In the case of executive officers other than the CEO, the assessment of an individual's job performance is based on annual performance evaluations conducted by the CEO. The CEO's base salary is determined by the Compensation Committee on the same basis as that of the Company's other executive officers, except that it is the Compensation Committee which may annually establish performance criteria for the CEO and review his performance.

     INCENTIVE COMPENSATION BASED ON FINANCIAL PERFORMANCE OF THE
     ------------------------------------------------------------
     COMPANY AND INDIVIDUAL PERFORMANCE
     ----------------------------------

     The Company maintains incentive plans for executive officers which provide for the payment of annual cash bonuses to participants if annual Company financial and, in some cases, individual performance objectives are met. The Compensation Committee, in its sole discretion, annually establishes performance levels for the plans and may throughout the year review and adjust the performance standards and the maximum cash bonuses (as a percentage of base salary) to be paid.

     During 1994, Mr. Olvey participated in an incentive compensation plan which provided for a bonus equal to 1% of Mr. Olvey's base salary for each $.01 of earnings in excess of $1.50, but not in excess of $2.50, per share. Mr. Peterson and Mr. Carlson participated in similar plans which provided for a bonus equal to .75% and .55%, respectively, of their base salary for each $.01 of earnings in excess of $1.50, but not in excess of $2.50, per share. Earnings per share were adjusted for accruals on SARs, bonus expense and extraordinary items. Mr. Peterson and Mr. Carlson also participated in plans which provided for a maximum bonus of 25% of base salary upon satisfaction of individual performance objectives established at the beginning of the year by the President and CEO and Mr. Carlson participated in an incentive compensation plan based on the operating profit of the Converted Products Division which provided for a maximum bonus of 20% of Mr. Carlson's base salary.

     STOCK BASED COMPENSATION
     ------------------------

     Executive officers participate in the Company's stock option and SAR plans at various levels. The committees which administer the plan may impose conditions or restrictions as to exercise or vesting of grants under the respective plans. None of the committees have established formal criteria by which the size of plan grants are determined, but each committee considers the amount and terms of each grant already held by an executive officer in determining the size and amount of any new grant.

     The value of stock option and SAR grants are principally related to the long-term performance of the Company's common stock and therefore provide an identity of interests between the Company's executive officers and its shareholders. However, grantees of SARs benefit from the increase in value of the underlying common stock and from the value of the hypothetical cash dividends which would be paid with respect to a share of stock. The value of such hypothetical dividends is determined as if underlying shares subject to the SAR paid dividends in the same amount as actual common stock and that such hypothetical cash dividends are reinvested in shares of hypothetical stock on each dividend payment date (and further assume that dividends are paid and reinvested on the hypothetical stock in the same manner). Therefore, executive officers who exercise SARs will benefit from such grants regardless of an increase in the price of the Company's common stock, but such value will be enhanced by increases in the price of the Company's common stock and will be of maximum value to the executive officer only if such increase in the price of the common stock occurs. It is the intention of the Company that the hypothetical dividend features of the SARs will place the executive officers in the same position as shareholders of the Company, thereby enhancing the officer's long-term incentive and increasing his identity with the shareholders.

Options and SARs can be, but are not necessarily, granted on an annual basis. See tables on pages 10 and 11.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     -----------------------------------------------------------

     Mr. Orr is Chairman of the Compensation Committee and, as Chairman of the Board of the Company, he is considered an employee of the Company. See "Committees and Compensation of the Board of Directors."


     Executive Compensation    1988 SAR and 1994 Executive Stock
     & Bonus Committee                 Option Committees


     ----------------------    ---------------------------------
     San W. Orr, Jr.                  Richard G. Jacobus
     Richard G. Jacobus               Stanley F. Staples, Jr.
     Stanley F. Staples, Jr.          Walter Alexander

                   STOCK PRICE PERFORMANCE GRAPH

     The following graph and table compare the yearly percentage change in the cumulative total shareholder return on the Company's common stock for the five year period beginning December 31, 1989 with two indices published by Media General Financial Services. The Media General Nasdaq Market Index indicates the performance of all stocks which have been traded on the Nasdaq National Market System during the entire five year period. The Media General MG Industry Group 381-Paper Products Index indicates the performance of forty companies in the paper products industry. The graph and table assume that the value of the investment in the Company's common stock and each index on December 31, 1989 was $100 and that all dividends were reinvested.

         [PERFORMANCE GRAPH FILED UNDER COVER OF FORM SE]
                                             Value of Hypothetical Investment
                                                       December 31,
- -----------------------------------------------------------------------------------------
                                     1989     1990     1991      1992     1993     1994
- -----------------------------------------------------------------------------------------
Mosinee Paper Corporation          $100.00  $120.31  $168.33  $142.69  $176.13  $156.41
MG Paper Industry Group 381 Index  $100.00  $ 91.29  $114.87  $120.86  $126.27  $141.10
MG Nasdaq Market Index             $100.00  $ 81.12  $104.14  $105.16  $126.14  $132.44

                      1994 EXECUTIVE STOCK OPTION PLAN

     The following discussion is qualified in its entirety by reference to the text of the 1994 Executive Stock Option Plan.

ADOPTION AND PURPOSE

     On October 20, 1994, the Board of Directors adopted the Mosinee Paper Corporation 1994 Executive Stock Option Plan (the "1994 Plan"). The purpose of the 1994 Plan is to attract and retain key executive employees through the granting of options to purchase common stock of the Company. The options are intended to furnish additional inducements to participating employees to continue with the Company and increase their efforts to promote the best interests of the Company and its shareholders.

ELIGIBILITY AND ADMINISTRATION

     Approximately twenty employees who are employed in management, administrative or professional capacities are eligible to participate in the 1994 Plan. Certain employees of the Company who are eligible to participate in the 1994 Plan also participate in one or more of the Company's incentive, retirement, SAR and other compensatory plans. See pages 8 through 16.

     The 1994 Plan is administered by the 1994 Plan Committee which is appointed by the Board of Directors. The Committee consists of not less than three members of the Board, none of whom was granted or awarded equity securities (including SARs or options) of the Company pursuant to any plan of the Company during the one year period prior to their appointment except for certain types of formula based plans, none of which is currently maintained by the Company. Messrs. Staples, Jacobus and Alexander currently serve on the Committee. The Committee is authorized, in its sole discretion, to select those eligible employees who will receive stock option grants, determine the number of shares covered by such grants, impose conditions on the exercise of options, and administer and interpret the plan.

SHARES SUBJECT TO OPTIONS

     The maximum number of shares of the Company's common stock with respect to which options may be granted under the 1994 Plan shall not exceed 100,000 shares (subject to adjustment for future stock splits, stock dividends or other similar increases in the number of shares of the Company). No employee may be granted options with respect to more than 50,000 shares of common stock (subject to adjustment for future stock splits, stock dividends or other similar increases in the number of shares of the Company) in any calendar year.

OPTIONS GENERALLY

     Options granted under the 1994 Plan may be either qualified incentive stock options ("ISOs") under section 422 of the Internal Revenue Code (the "Code") or options which do not satisfy the requirements of the Code for ISOs ("non-qualified options").

     All options must be granted at an option price which is not less than the fair market value of the common stock on the date the option is granted. As of February 14, 1995, the aggregate fair market value of the shares covered by the 1994 Plan, as determined by the closing price of the common stock on the Nasdaq National Market System, was $2,612,500.

     No option can be exercised before a date which is six months after the later of the date on which the 1994 Plan is approved by the shareholders or the date of its grant. The 1994 Plan will terminate on October 19, 2004 unless action is taken by the Board of Directors to terminate the plan at an earlier date.

     No consideration is received by the Company for the granting of an option. Upon exercise, the Company will receive consideration equal to the exercise price in the form of cash or, with the consent of the Committee, tendering common stock having a fair market value equal to the exercise price, or delivering a broker's promise to promptly pay the Company an amount equal to the exercise price.

ISOS

     All ISOs granted under the 1994 Plan must be exercised within ten years of their date of grant. No option will qualify as an ISO to the extent the aggregate fair market value of the shares for which the option is exercisable for the first time during a calendar year exceeds $100,000 (or such other limit which may be imposed under the Code).

     In the opinion of counsel for the Company, no optionee will recognize any income at the time an ISO is granted. If no disposition of the underlying shares is made within two years of the date of grant of the ISO and within one year of the date of exercise (the "minimum holding periods"), any gain on the difference between the exercise price and the disposition price will be treated as long-term capital gain. If disposition occurs prior to the expiration of the minimum holding periods, the optionee will recognize ordinary income on the lesser of (1) the difference between the exercise price and the fair market value of the shares on the date of exercise or (2) the difference between the exercise price and the disposition price. The Company receives no income tax deduction with respect to the granting or exercise of an ISO to or by an optionee if the shares are held for the minimum holding periods. If the shares are disposed of prior to the expiration of the minimum holding periods, the amount realized by the optionee as ordinary income will be deductible by the Company in the year of disposition of the common stock by the optionee.

NON-QUALIFIED OPTIONS

     Non-qualified options must be exercised within twenty years of their date of grant. In the opinion of counsel for the Company, non-qualified options granted and exercised pursuant to the 1994 Plan will result in the optionee recognizing ordinary income in an amount in excess of the fair market value of the shares on the date of exercise over the option price. Upon exercise of a non-qualified option by an optionee, the Company is entitled to a deduction equal to the amount of the ordinary income realized by the optionee.

NEW PLAN BENEFITS

     As of the date of this proxy statement, options with respect to 8,000 shares at an option price of $35.00 per share have been granted to Mr. Olvey under the 1994 Plan. The grant of options to Mr. Olvey is subject to shareholder approval of the 1994 Plan. No other options have been granted under the plan as of the date hereof.

VOTE REQUIRED FOR APPROVAL OF THE 1994 PLAN



     The 1994 Plan was adopted by the Board of Directors subject to the approval of the shareholders of the Company. In addition, shareholder approval is required in order to receive treatment as a plan which grants ISO's under the Code and to be eligible for exemptions under certain reporting and short-swing profit rules otherwise imposed on certain plan participants under section 16 of the Securities and Exchange Act of 1934, as amended. Shareholder approval of the 1994 Plan requires that a majority of the shares of common stock represented and voted at the Annual Meeting be voted for the approval of the Plan. Abstentions and broker non-votes are not counted as votes cast either for or against the adoption of the plan.



     All shareholders are requested to specify their vote on the enclosed form of proxy. If no specification is made, the proxy will be voted for approval of the 1994 Plan. Copies of the 1994
Plan may be obtained upon request to the secretary of the Company.

     FOR THE REASONS SET FORTH ABOVE, THE BOARD OF DIRECTORS
RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE
1994 PLAN.

          AMENDMENT OF RESTATED ARTICLES OF INCORPORATION

PROPOSED AMENDMENTS



     The Board of Directors has recommended that the shareholders adopt resolutions that will amend the Company's restated articles of incorporation to (1) increase the number of authorized shares of common stock from 15,000,000 shares to 30,000,000 shares and
(2) change the authorized shares of common stock to shares without par value. Under the Company's current restated articles of incorporation, the common stock has a par value of $2.50 per share. As of the record date for the Annual Meeting, there were 10,393,823 shares of common stock issued and 7,148,443 shares of common stock outstanding. The text of the shareholders' resolutions recommended by the Board of Directors are set forth as Exhibits A and B to this proxy statement.



REASONS FOR AMENDMENTS

     The Board of Directors believes that an increase in the number of authorized shares of common stock is necessary to provide a sufficient number of shares for future stock splits or stock dividends, the issuance of stock in connection with employee stock option and other employee benefit plans that may be adopted in the future and for other general corporate purposes. The Board has no present intention to issue any additional common stock pursuant to any plan which is not now in effect or proposed for adoption by the shareholders nor are there any other commitments for the issuance of additional common stock at this time.



     The Company's common stock was originally denominated on a par value basis when the Company was incorporated on March 8, 1910 in accordance with then prevailing legal requirements. Since the Company's date of incorporation, the denominated par value of the Company's common stock has been reduced on several occasions to accommodate stock splits. The modern concept of shares without par value was introduced after the Company's incorporation and has now become well established and generally accepted. In accordance with generally accepted accounting principles, transfers from retained earnings to the stated capital accounts of companies with par value stock are still made upon the declaration of a stock split, but the amendment of the Wisconsin Business Corporation Law in 1991, for example, otherwise essentially eliminated the application of par value concepts for Wisconsin corporations. In the opinion of the Board of Directors, there is no legal, tax or financial reason to maintain a par value for the Company's common stock or preferred stock. The continued use of a nominal par value for the common stock may well be confusing to shareholders and limit the ability of the Company to split its common stock into larger numbers of issued shares for legitimate corporate purposes such as stock splits. The Board of Directors does not believe there will be any material adverse effects on the shareholders of the Company in converting from par value to no par stock.



STOCK CERTIFICATES

     No action will be required to be taken by shareholders upon adoption of either of the proposed amendments. THE CERTIFICATES REPRESENTING THE SHARES OF COMMON STOCK PRIOR TO THE TIME THE AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO CONVERT THE COMMON STOCK TO SHARES WITHOUT PAR VALUE BECOMES EFFECTIVE WILL CONTINUE TO REPRESENT THE SAME NUMBER OF SHARES OF COMMON STOCK AS BEFORE THE AMENDMENT, BUT WILL THEREAFTER REPRESENT SHARES WITHOUT PAR VALUE. DO NOT DESTROY YOUR CURRENT COMMON STOCK CERTIFICATES AND DO NOT MAIL OR DELIVER THEM TO THE COMPANY OR ITS TRANSFER AGENT. YOUR CURRENT CERTIFICATES WILL REPRESENT YOUR SHARES WITHOUT PAR VALUE AFTER THE AMENDMENT SET FORTH AS EXHIBIT B BECOMES EFFECTIVE.

VOTE REQUIRED FOR APPROVAL OF AMENDMENTS



     All shareholders are requested to specify their votes on the enclosed form of proxy. If no specification is made, the proxy will be voted for adoption of the resolutions set forth as Exhibits A and B. Adoption of each of the resolutions requires the approval of two-thirds of the shares of common stock of the Company issued and outstanding on the record date for the Annual Meeting. Abstentions and broker non-votes will therefor be counted as votes cast against the adoption of the proposed resolutions. The adoption of either resolution is not contingent on the adoption of the other.



     If either or both of the resolutions set forth as Exhibits A and B are adopted at the Annual Meeting, it is the Company's intention to file the appropriate amendments to the restated articles of incorporation with the Secretary of State of Wisconsin as promptly as practicable in order to make the amendments to the restated articles of incorporation effective. Upon the filing of the amendments, all shareholders of the Company will be bound by the amendments whether or not they have voted to adopt the resolution.

     FOR THE REASONS SET FORTH ABOVE, THE BOARD OF DIRECTORS RECOMMEND THAT THE SHAREHOLDERS VOTE TO ADOPT THE RESOLUTIONS SET FORTH AS EXHIBITS A AND B IN ORDER TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY AND TO CHANGE THE COMMON STOCK OF THE COMPANY TO SHARES WITHOUT PAR VALUE.


                 APPROVAL OF INDEPENDENT AUDITORS

     The Board of Directors will present to the Annual Meeting a resolution that the shareholders ratify the appointment of the firm of Wipfli Ullrich Bertelson CPAs as independent auditors to audit the books, records and accounts of the Company for the year ending December 31, 1995. The firm has audited the Company's books annually since 1931.

     Representatives of Wipfli Ullrich Bertelson CPAs will be present at the Annual Meeting and will have an opportunity to make a statement or respond to appropriate questions.


                       SHAREHOLDER PROPOSALS

     If any shareholder desires to submit a proposal for inclusion in the proxy statement to be used in connection with the Annual
Meeting of Shareholders to be held in 1996, the proposal must be in proper form and be received by the Company no later than November 18, 1995.

     Pursuant to the Company's bylaws, shareholders entitled to vote at the annual meeting of shareholders to be held in 1996 may bring business before the 1996 annual meeting for consideration only if proper notice of the proposed business has been provided to the Secretary of the Company not earlier than January 21, 1996 and not later than February 20, 1996. The precise requirements, including the information required to be provided in the shareholder notice and the procedures for notice in the event the date of the annual meeting is changed, are set forth in the Company's bylaws which may be obtained from the Secretary of the Company. See "Committees and Compensation of Board of Directors" regarding bylaw requirements relating to nominations from the floor at the annual meeting of shareholders to be held in 1996.


                           OTHER MATTERS

     At this date, there are no other matters the Board of Directors intends to present or has reason to believe others will present to the Annual Meeting. If other matters now unknown to the Board of Directors are properly presented at the Annual Meeting, those named as proxies will vote in accordance with their judgment.

     DATED:  March 17, 1995.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              GARY P. PETERSON,
                              Secretary

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

                          EXHIBIT A

                  MOSINEE PAPER CORPORATION
                       PROXY STATEMENT
                       MARCH 17, 1995


     Resolved, that Article 4 of the restated articles of incorporation of Mosinee Paper Corporation shall be amended to increase the authorized shares of common stock of the corporation from 15,000,000 shares to 30,000,000 shares.



                          EXHIBIT B

                  MOSINEE PAPER CORPORATION
                       PROXY STATEMENT
                       MARCH 17, 1995


     Resolved, that the first sentence of Article 4 of the restated articles of incorporation of Mosinee Paper Corporation, which provides:

     The number of shares which the Corporation shall have authority to issue, itemized by class and par value, is:

          Class          Number         Par Value Per Share
          -----          ------         -------------------
          Common       15,000,000              $2.50
          Preferred     1,000,000              $1.00

shall be amended, as soon as practicable following the annual meeting of shareholders, to provide as follows:

     The Corporation shall have authority to issue 15,000,000
     [or 30,000,000 if the amendment to the restated articles of incorporation set forth as Exhibit A to this proxy statement is adopted by the shareholders] shares of common stock without par value (hereinafter sometimes referred to as "Common Stock") and 1,000,000 shares of preferred stock, $1.00 par value (hereinafter sometimes referred to as "Preferred Stock").

                               PROXY
                     MOSINEE PAPER CORPORATION

   PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING
                          APRIL 20, 1995

     The undersigned, having received the Notice of Annual Meeting, Proxy Statement, and Annual Report for the year ended December 31, 1994, hereby appoints San W. Orr, Jr., Stanley F. Staples, Jr., Richard L. Radt and Daniel R. Olvey, and each of them, with full power of substitution, proxies of the undersigned to vote all shares of the undersigned in Mosinee Paper Corporation at the Annual Meeting of Shareholders to be held on April 20, 1995 and at any adjournments thereof.

The directors recommend a vote FOR the election of each nominee, approval of the 1994 stock option plan, adoption of the amendments to the restated articles of incorporation and approval of the appointment of auditors.

1.  Election of directors:            FOR            WITHHOLD
                                      ---            --------

          San W. Orr, Jr.             ___               ___
          Harry R. Baker              ___               ___

2. Approval of Company's 1994 Executive Stock Option Plan as described in the accompanying proxy statement.

          FOR     ___     AGAINST     ___     ABSTAIN     ___

3. Adoption of the resolution set forth as Exhibit A to the accompanying proxy statement to increase the number of authorized shares of common stock of the Company to 30,000,000.

          FOR     ___     AGAINST     ___     ABSTAIN     ___

4. Adoption of the resolution set forth as Exhibit B to the accompanying proxy statement to change the common stock to shares without par value.

          FOR     ___     AGAINST     ___     ABSTAIN     ___

5. Approval of appointment of Wipfli Ullrich Bertelson CPAs as independent auditors for the year ending December 31, 1995.

          FOR     ___     AGAINST     ___     ABSTAIN     ___

6. In their discretion, the proxies are authorized to vote upon such other matters which came before the Annual Meeting.

UNLESS OTHERWISE SPECIFIED IN THE SQUARES PROVIDED, THE PROXIES SHALL VOTE FOR THE ELECTION OF THE LISTED NOMINEES, APPROVAL OF THE STOCK OPTION PLAN, ADOPTION OF THE AMENDMENTS TO THE RESTATED ARTICLES OF INCORPORATION AND APPROVAL OF THE APPOINTMENT OF AUDITORS.

           (Continued and to be signed on reverse side).

                  (Continued from the other side)



                                 Dated _____________________, 1995


                                 _________________________________
                                            Signature


                                 _________________________________
                                     Signature if held jointly

                                 When signing as attorney,
                                 executor, administrator, trustee
                                 or guardian, please give full
                                 title.  If a corporation, please
                                 sign in full corporate name by
                                 president or other authorized
                                 officer.  If a partnership,
                                 please sign in partnership name
                                 by authorized person.  Please
                                 sign exactly as name appears
                                 below.  When shares are held by
                                 joint tenants, both should sign.

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                    USING THE ENCLOSED ENVELOPE.